================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT - October 4, 2002
                        (Date of Earliest Event Reported)



                              GUILFORD MILLS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                           Commission File No. 1-06922

        Delaware                                                13-1995928
------------------------                                     ----------------
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)


4925 West Market Street, Greensboro, NC                             27407
---------------------------------------                             -----
         (Address of principal                                     Zip Code
          executive offices)


       Registrant's telephone number, including area code: (336) 316-4000

================================================================================

ITEM 9.  REGULATION FD DISCLOSURE.

           On October 4, 2002, Guilford Mills, Inc. issued the following press release:

                    GUILFORD MILLS EMERGES FROM BANKRUPTCY --
                         AND ANNOUNCES NEW TICKER SYMBOL

GREENSBORO, N.C., Oct. 4, 2002 - Guilford Mills, Inc. (OTC Bulletin Board:
GMILV) announced that its previously-confirmed plan of reorganization became effective today. The announcement marks the Company's swift emergence from bankruptcy proceedings, which commenced only 6 1/2 months ago.

The bankruptcy court had approved Guilford Mills' reorganization plan on September 19, 2002, after the Company's creditors and stockholders had voted overwhelmingly to accept it.

Emerging from bankruptcy, Guilford Mills now has senior debt of approximately $145 million, down from $270 million when it entered the proceedings. The senior debt consists primarily of a three-year revolving credit facility and a three-year term loan. The Company's suppliers are being paid in full. Guilford Mills' senior lenders now own 90% of the Company's equity.

"I spent a few days after the court's September 19 approval visiting with many of our 3,500 associates, thanking them for their tireless efforts to bring this reorganization to a successful conclusion," said John A. Emrich, Guilford Mills' President and Chief Executive Officer. "I saw a work force that is fired up and ready to take on the world. I'm very excited about what we're going to accomplish over the next year."

Today, the effective date of the reorganization plan, all shares of Guilford Mills' existing common stock ("Old Common Stock"), will be cancelled, and the Company will issue its new common stock ("New Common Stock"): 90% to its senior lenders and 10% to its existing common stockholders pro rata.

The record date under the plan of reorganization for determining the existing common stockholders who are entitled to receive shares of New Common Stock is the close of business on October 3, 2002. After the record date, the Company is not required to recognize or process any further changes in the holders of Old Common Stock.

Shares of New Common Stock will be issued to record holders at a ratio of approximately one (1) share of New Common Stock for every 34.776338 shares of Old Common Stock. No fractional shares of New Common Stock, or cash in lieu thereof, will be issued to a holder. Instead, fractions of one-half or greater will be rounded to the next higher whole number and fractions of less than one-half will be rounded to the next lower whole number. All shares of Old Common Stock will be automatically cancelled.

The issuance and distribution of shares of New Common Stock, which will be processed by the Company's transfer agent, American Stock Transfer & Trust Company, will take place as soon as possible. Shareholders need not return their Old Common Stock certificates or take any other actions in order to receive shares of New Common Stock. The Company expects that there will be approximately
5.5 million shares of New Common Stock outstanding immediately following the issuance under the plan of reorganization.

New Common Stock will be quoted on the OTC Bulletin Board ("OTCBB") initially under a new ticker symbol "GMILV", and within several days, the symbol will change to "GMIL". The Old Common Stock will cease to be quoted.

Guilford Mills and its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on March 13, 2002. The Company had exited several businesses over the previous year to focus on its strongest operations: automotive, technical textiles and select apparel businesses. The bankruptcy reorganization allowed Guilford Mills to reduce its debt to a level more appropriate for its new size.

Guilford Mills is an integrated designer and producer of value-added fabrics using a broad range of technologies. Guilford Mills serves a diversified customer base in the automotive, industrial and apparel markets.

From time to time, the Company may publish forward-looking statements relative to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.

This press release may be deemed to contain forward-looking statements and other projections within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company assumes no obligations to update or revise any such forward-looking statements. Such statements could be subject to risk and uncertainty that exist in the operations of the Company and the business environment that could render actual outcomes and results materially different from those predicted. These risks and uncertainties include, without limitation and in no particular order, the following factors as well as risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission:

1. general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, housing starts, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns

2. the overall level of automotive production and the production of specific car models

3.    fashion trends

4.    information and technological advances

5. cost and availability of raw materials, labor and natural and other resources

6.    domestic and foreign competition

7.    domestic and foreign governmental regulations and trade policies

8.    reliance on major customers

9.    success of marketing, advertising and promotional campaigns

10. inability to achieve cost reductions through consolidation and restructuring

11. the adverse impact of the Company's filing under Chapter 11 of the Bankruptcy Code on the Company's customer and supplier relationships, including less favorable trade credit terms

12. inability to maintain sufficient liquidity to finance the Company's operations.


Contact: John A. Emrich
Chief Executive Officer
(336) 316-4000

                                   SIGNATURES

           Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 4, 2002
                                        GUILFORD MILLS, INC.

                                        By: /s/ Robert A. Emken, Jr.
                                            --------------------------------
                                            Robert A. Emken, Jr.
                                            Secretary